EXHIBIT 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS SECOND QUARTER RESULTS

● Net sales $53.2 million.
● Adjusted EBITDA $3.3 million.
● Gross margin 34.6%.

CARSON, California, August 2, 2010 ― U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today reported net sales for the second quarter ended July 3, 2010 of  $53.2 million compared with Q2 2009 net sales of $43.8 million.  Excluding the impact of a $2.0 million non-cash reduction of reported sales related to a change in the Company’s revenue recognition resulting from a change in freight contract terms, net sales were $55.2 million, an increase of 26.0% over Q2 2009 net sales. Q2 2010 net income was $0.5 million or $0.01 per diluted share, a decrease of $0.1 million over Q2 2009. Q2 2010 net income includes $0.8 million net of tax or $0.03 per diluted share of legal fees associated with intellectual property litigation and $0.3 million net of tax or $0.01 per diluted share related to a change in the Company’s revenue recognition resulting from a change in freight contract terms. The Company generated adjusted EBITDA of $3.3 million for the quarter compared to $3.2 million for Q2 2009. Excluding $1.2 million of legal fees to protect intellectual property and $0.4 million related to a change in revenue recognition resulting from a change in freight contract terms, adjusted EBITDA was $5.0 million, an increase of 58%. For further information regarding adjusted EBITDA, including a reconciliation of adjusted EBITDA to net income (loss), see non-GAAP Financial Measures below.

“Q2 completes a full year of double digit growth in both sales and EBITDA” stated Shane Evangelist, Chief Executive Officer. “As I mentioned in our first quarter call, sales began accelerating in June of 2009 and we would face tough year over year comparisons starting in June 2010. Despite these tougher comps, I am happy to report that year over year Internet sales for June 2010 rose 18% on top of June 2009’s 19% growth and July 2010 sales grew 23% on top of July 2009’s 24% growth.” Evangelist continued, “Our AutoMD.com (www.AutoMD.com) initiative continues to gain acceptance and recognition. AutoMD recently won a Stevie Award as the best auto repair site on the Web. Traffic is about 300,000 unique monthly visitors.

“Looking forward, we expect both the DIY market and Internet penetration of the auto parts market to continue to grow.  Historically, the first half of the year outpaced the second half of the year by about 10% driven by seasonal demand for crash parts; however, based on our focus on engine part sales, which typically over-index in the second half, we now believe, based on sales data from June and July that our revenues for the second half of the year will not experience the pronounced decline from the first half of the year as in years past.”

Q2 2010 Financial Highlights

•
Net sales for Q2 2010, excluding the change in the Company’s revenue recognition, increased by 26.0% from Q2 2009. Online sales for Q2 2010 increased 25.6% and offline sales increased by 37.2% compared to Q2 2009.  The increase in online sales resulted from a 17.0% improvement in conversion, 3.3% growth in unique visitors and a 4.2% increase in revenue capture.

•
Gross profit for Q2 2010, excluding the change in the Company’s revenue recognition, was $18.9 million, up 18.9% from Q2 2009’s gross profit of $15.9 million. Gross margin, excluding the change in the Company’s revenue recognition, declined 1.9% to 34.3% compared with Q2 2009 at 36.2% of net sales. Gross margin was unfavorably impacted by increased freight expense related to fuel surcharges and a discontinuation of high margin loyalty programs.

•
Online advertising expense was $3.2 million or 6.3% of internet net sales for the second quarter of 2010, down 0.7% from the prior year due to more efficient advertising spend.  Marketing expense, excluding advertising expense, was $4.0 million or 7.2% of net sales for the second quarter of 2010, excluding the change in the Company’s revenue recognition, compared to 6.6% in the prior year period.  The increase is primarily due to higher amortization from software deployments this year and additional marketing services.

•
General and administrative expense was $6.4 million or 11.6% of net sales for the second quarter of 2010, excluding the change in the Company’s revenue recognition, compared to 11.0% of net sales in the prior year period.  This increase was primarily due to higher legal costs to enforce our intellectual property rights.

•
Fulfillment expense was $2.9 million or 5.3% of net sales in the second quarter of 2010, excluding the change in the Company’s revenue recognition, compared to 6.4% in the prior year period.  The decrease is primarily due to fixed cost leverage from higher sales.

•
Technology expense was $1.2 million or 2.2% of net sales in the second quarter of 2010, excluding the change in the Company’s revenue recognition, compared to 3.0% of net sales in the prior year period.  The decrease reflects fixed cost leverage from increased sales.

•
Capital expenditures, inclusive of non-cash accrued asset purchases for the second quarter of 2010, were $3.0 million which included $1.8 million of internally developed software and website development costs.

•
Cash, cash equivalents and investments were $44.3 million at July 3, 2010.  The Company includes $25.0 million of investments in liquid short term assets and $4.2 million in auction rate preferred securities in long-term assets, which are not included in cash. Cash, cash equivalents and investments decreased by $1.2 million over the previous quarter from $2.0 million in operating cash flow, partially offset by $3.3 million of cash spent on capital expenditures.

Q2 2010 Operating Metrics
	Q2 2010	Q2 2009	Q1 2010
Conversion Rate	1.58%	1.35%	1.48%
Customer Acquisition Cost	$5.93	$6.65	$6.13
Marketing Spend (% Internet Sales)	6.3%	7.0%	6.4%
Visitors (millions)1	27.8	26.9	28.6
Orders (thousands)	440	363	423
Revenue Capture (% E-commerce Sales)2	83.9%	80.5%	84.1%
Average Order Value	$120	$121	$119

1 Visitors do not include traffic from media properties (e.g. AutoMD).

2 Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest income (expense), net; (b) income tax provision (benefit); (c) amortization of intangibles and impairment loss; (d) depreciation and amortization; and (e) share-based compensation expense related to stock options.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company's business and results of operations.

Management uses Adjusted EBITDA as a measure of the Company's operating performance because it assists in comparing the Company's operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company's capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry.  Additionally, lenders or potential lenders use adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company's non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net income (loss) to adjusted EBITDA for the periods presented (in thousands):
	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009
Net income (loss)	$462	$629	$2,009	$(50)
Interest income, net	(34)	(49)	(55)	(140)
Income tax provision	225	469	1,175	1,832
Amortization of intangibles	124	153	245	520
Depreciation and amortization	1,950	1,134	3,934	2,153
EBITDA	2,727	2,336	7,308	4,315
Share-based compensation	612	820	1,472	1,847
Adjusted EBITDA	$3,339	$3,156	$8,780	$6,162

Conference Call
As previously announced, the Company will conduct a conference call with analysts and investors to discuss the results today, Monday, at 2:00 pm Pacific Time (5:00 pm Eastern Time).  The conference call will be conducted by Shane Evangelist, Chief Executive Officer and Ted Sanders, Chief Financial Officer.  Participants may access the call by dialing 1-877-941-8418 (domestic) or 1-480-629-9809 (international).  In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks.  A telephone replay will be available through August16, 2010. To access the replay, please dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international), passcode 4340251.To view the press release or the financial or other statistical information required by SEC Regulation G, please visit the Investor Relations section of the U.S. Auto Parts website at investor.usautoparts.net.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company's network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts' flagship websites are located at www.autopartswarehouse.com,  www.partstrain.com  and www.AutoMD.com and the Company's corporate website is located at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement
This press release contains statements which are based on management's current expectations, estimates and projections about the Company's business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as ''anticipates,'' “could,” ''expects,'' ''intends,'' ''plans,'' “potential,” ''believes,'' “predicts,” “projects,” ''seeks,'' "estimates," "may,'' ''will,''  ”would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements.  These statements include, but are not limited to, the Company's expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth, our liquidity requirements, and the status of our auction rate preferred securities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, economic downturn that could adversely impact retail sales;  marketplace illiquidity; demand for the Company's products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company's industry; the Company's ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company's ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog;  the Company's ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company's business plans both domestically and internationally; the Company's cash needs; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; and the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; any remediation costs or other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC's website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	July 3, 2010	January 2, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,197	$26,251
Short-term investments	24,983	11,071
Accounts receivable, net	2,581	3,383
Inventory	26,536	18,610
Deferred income taxes	1,513	1,513
Other current assets	4,013	3,148

Total current assets	74,823	63,976

Property and equipment, net	14,920	12,405
Intangible assets, net	3,870	3,114
Goodwill	9,772	9,772
Deferred income taxes	10,065	10,985
Investments	4,165	4,264
Other non-current assets	435	98

Total assets	$118,050	$104,614

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,173	$11,371
Accrued expenses	9,623	8,038
Other current liabilities	3,736	2,518

Total current liabilities	30,532	21,927

Non-current liabilities	317	—

Total liabilities, commitments and contingencies	30,849	21,927

Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized at July 3, 2010 and January 02, 2010; 30,336,020 and 29,893,631 shares issued and outstanding as of July 3, 2010 and January 2, 2010 respectively	30	30
Additional paid-in capital	152,510	150,084
Accumulated other comprehensive income	163	84
Accumulated deficit	(65,502)	(67,511)

Total stockholders’ equity	87,201	82,687

Total liabilities and stockholders’ equity	$118,050	$104,614

U.S. AUTO PARTS NETWORK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009
Net sales	$53,188	$43,805	$109,479	$83,469
Cost of sales	34,791	27,937	71,275	52,961

Gross profit	18,397	15,868	38,204	30,508
Operating expenses:
Marketing (1)	7,138	5,680	14,351	11,015
General and administrative (1)	6,395	4,811	12,132	9,576
Fulfillment (1)	2,924	2,809	6,167	5,461
Technology (1)	1,158	1,343	2,176	2,271
Amortization of intangibles and impairment loss	124	153	245	520

Total operating expenses	17,739	14,796	35,071	28,843
Income from operations	658	1,072	3,133	1,665
Other income:
Other income (loss)	(5)	(23)	(4)	(23)
Interest income, net	34	49	55	140

Other income, net	29	26	51	117
Income before income taxes	687	1,098	3,184	1,782
Income tax provision	225	469	1,175	1,832

Net income (loss)	$462	$629	$2,009	$(50)

Basic net income (loss) per share	$0.02	$0.02	$0.07	$(0.00)
Diluted net income (loss) per share	$0.01	$0.02	$0.06	$(0.00)
Shares used in computation of basic net income (loss) per share	30,314,478	29,846,757	30,158,797	29,846,757
Shares used in computation of diluted net income (loss) per share	31,994,447	30,395,189	31,723,316	29,846,757

___________________________________
	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009
(1) Includes share-based compensation expense as follows:
Marketing	$72	$110	$192	$216
General and administrative	452	495	1,000	1,317
Fulfillment	64	57	189	104
Technology	24	158	91	210
Total share-based compensation expense	$612	$820	$1,472	$1,847

U.S. AUTO PARTS NETWORK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	July 3, 2010	July 4, 2009
Operating activities
Net income/(loss)	$2,009	$(50)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,934	2,153
Amortization of intangibles	245	520
Share-based compensation expense	1,472	1,847
Excess tax benefits from share-based payment arrangements	(237)	-
Deferred taxes	790	1,731
Changes in cash surrender value of company-owned life insurance	25	-
Loss from disposition of assets	6	-
Changes in operating assets and liabilities:
Accounts receivable, net	800	(511)
Inventory	(7,926)	(1,274)
Other current assets	(869)	(1,044)
Other non current assets	(115)	-
Accounts payable and accrued expenses	7,646	3,267
Other current liabilities	1,219	925
Other non current liabilities	318	-

Net cash provided by operating activities	9,317	7,564

Investing activities
Additions to property and equipment	(6,298)	(3,862)
Proceeds from the sale of investments	4,237	475
Purchases of investments	(17,984)	(4,096)
Purchases of company-owned life insurance	(250)	-
Purchases of intangible assets	(1,001)	-

Net cash used in investing activities	(21,296)	(7,483)

Financing activities
Payments on short-term financing	-	(39)
Proceeds from exercise of stock options	658	-
Excess tax benefits from share-based payment arrangements	237	-

Net cash provided by (used in) financing activities	895	(39)

Effect of changes in foreign currencies	30	82

Net (decrease) increase in cash and cash equivalents	(11,054)	124
Cash and cash equivalents at beginning of period	26,251	32,473

Cash and cash equivalents at end of period	$15,197	$32,597

Supplemental disclosure of non-cash investing activities:
Accrued asset purchases	571	75

Cash paid during the period for income taxes	87	-

Investor Contacts:

Ted Sanders, Chief Financial Officer
U.S. Auto Parts Network, Inc.
tsanders@usautoparts.com
(424) 702-1455

Budd Zuckerman, President
Genesis Select Corporation
bzuckerman@genesisselect.com
(303) 415-0200